Exhibit 99.1

October 24, 2025

For Release:	Immediately

Refer to:	Ashley Hennessey; gentry_ashley_jo@lilly.com ; 317-416-4363 (Media)
Jason Awe, PhD; jawe@adverum.com; (Adverum)
Michael Czapar; czapar_michael_c@lilly.com; 317-617-0983 (Investors)

Lilly to Acquire Adverum Biotechnologies

Adverum’s lead program, Ixo-vec, is a Phase 3 gene therapy designed to treat vision loss associated with wet age-related macular degeneration with a single intravitreal dose

Acquisition aligns Lilly’s genetic medicine capabilities with opportunity to expand gene therapy’s potential to alleviate the burden of age-related diseases

INDIANAPOLIS and REDWOOD CITY, Calif., October 24, 2025 – Eli Lilly and Company (NYSE: LLY) and Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a clinical-stage company pioneering the use of intravitreal gene therapy with the aim of preserving sight for life in highly prevalent ocular diseases, today announced a definitive agreement for Lilly to acquire Adverum Biotechnologies, Inc. (“Adverum”), including its lead product candidate, Ixo-vec.

Adverum is developing a pipeline of intravitreal single-administration gene therapies with the aspiration of developing functional cures to restore vision and prevent blindness. Its lead product candidate, Ixo-vec, is an intravitreal gene therapy being developed for the treatment of wet age-related macular degeneration (wAMD). This serious, chronic and progressive retinal disease affects millions of people worldwide. Ixo-vec is designed as a single one-time treatment to deliver continuous and stable intraocular aflibercept levels, thereby reducing the significant patient burden associated with current chronic anti-VEGF therapies, while also potentially leading to improved vision outcomes.

Ixo-vec is being evaluated in the ARTEMIS Phase 3 clinical trial, which has completed screening. The program has been granted Fast Track and Regenerative Medicine Advanced Therapy (RMAT) designations by the U.S. Food and Drug Administration, as well as PRIME designation by the European Medicines Agency and the Innovation Passport from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency for the treatment of wAMD.

“Ixo-vec has the potential to transform wAMD treatment from a paradigm of chronic care with repeated intravitreal injections to a convenient one-time therapy,” said Andrew Adams, Lilly group vice president, Molecule Discovery. “We are eager to welcome Adverum colleagues to Lilly and to help accelerate this innovative medicine to patients.”

“We are excited about the potential to join Lilly, with a proven track record in the discovery, development, and commercialization of innovative medicines for chronic and age-related conditions,” said Laurent Fischer, M.D., president and chief executive officer of Adverum Biotechnologies. “We share Lilly’s commitment to healthy aging and genetic medicines innovation. Their scientific depth and global reach offer the opportunity to accelerate our vision to deliver a transformative One and Done™ therapy that can potentially restore and preserve vision for millions of patients living with wAMD. My deepest appreciation goes out to the entire Adverum team for their expertise, creativity and commitment. We are also grateful to the investigators, patients and caregivers who have contributed to the success of Ixo-vec thus far.”

Under the terms of the merger agreement, Lilly will commence a tender offer to acquire all of the outstanding shares of Adverum common stock for a per share price of (1) $3.56 per share in cash payable at closing plus (2) one non-transferrable contingent value right (CVR) that entitles the holder to receive up to an additional $8.91 per CVR in cash upon the achievement of two milestones described below, for total potential per share consideration of up to $12.47.

The CVR provides payments if and when the following milestones are achieved:

•	Up to $1.78 per CVR in cash payable upon U.S. approval of Ixo-vec prior to the seventh anniversary of closing.

•

Up to $7.13 per CVR in cash payable upon the first achievement of annual worldwide net sales of Ixo-vec by Lilly, its affiliates or licensees exceeding $1.0 billion dollars prior to the tenth anniversary of closing.

The transaction is subject to closing conditions that appear in the merger agreement and tender offer documents that will be filed with the SEC, including the tender of a majority of the outstanding shares of Adverum’s common stock. These conditions do not include a financing condition. The transaction is expected to close in the fourth quarter of 2025, subject to satisfaction of the closing conditions. If the tender offer successfully closes, then Lilly would acquire any shares of Adverum that are not tendered in the tender offer through a second-step merger for the same consideration as is paid in the tender offer.

In conjunction with the transaction, Adverum has entered into a Promissory Note (the “Promissory Note”) with Lilly. The Promissory Note is secured by all of Adverum’s assets, including all of its intellectual property rights, and enables Adverum to receive a loan of up to $65 million from Lilly, drawable by Adverum in four installments, subject to specified conditions, to support ongoing Ixo-vec clinical trials and registrational development activities prior to the anticipated closing of the transaction. Funding obligations cease and the Promissory Note immediately becomes due if the transaction is terminated, including as a result of the minimum tender condition not being satisfied. Absent funds provided by Lilly under the Promissory Note, Adverum’s remaining cash and cash equivalents were expected to finance only its October 2025 operations and wind down activities.

The transaction was unanimously approved by Adverum’s board of directors following a comprehensive evaluation of strategic alternatives. This evaluation process included numerous discussions with potential partners and buyers. In addition, the board of directors evaluated a range of potential sources of additional capital and financing options. It was determined that the merger agreement with Lilly, inclusive of the potential upside for Adverum’s stockholders of the CVR as Lilly advances development of Ixo-vec, is in the best interests of Adverum and its stockholders.

For Lilly, Ropes & Gray LLP is acting as legal counsel. For Adverum, Aquilo Partners, L.P. is acting as exclusive financial advisor and Cooley LLP is acting as legal counsel.

About Lilly

Lilly is a medicine company turning science into healing to make life better for people around the world. We’ve been pioneering life-changing discoveries for nearly 150 years, and today our medicines help tens of millions of people across the globe. Harnessing the power of biotechnology, chemistry and genetic medicine, our scientists are urgently advancing new discoveries to solve some of the world’s most significant health challenges: redefining diabetes care; treating obesity and curtailing its most devastating long-term effects; advancing the fight against Alzheimer’s disease; providing solutions to some of the most debilitating immune system disorders; and transforming the most difficult-to-treat cancers into manageable diseases. With each step toward a healthier world, we’re motivated by one thing: making life better for millions more people. That includes delivering innovative clinical trials that reflect the diversity of our world and working to ensure our medicines are accessible and affordable. F-LLY

About Adverum Biotechnologies

Adverum Biotechnologies (NASDAQ: ADVM) is a clinical-stage company that aims to establish gene therapy as a new standard of care for highly prevalent ocular diseases with the aspiration of developing functional cures to restore vision and prevent blindness. Leveraging the capabilities of its proprietary intravitreal platform, Adverum is developing durable, single-administration therapies, designed to be delivered in physicians’ offices, to eliminate the need for frequent ocular injections to treat these diseases. Adverum is evaluating its novel gene therapy candidate, ixoberogene soroparvovec (Ixo-vec, formerly referred to as ADVM-022), as a one-time, IVT injection for patients with neovascular or wet age-related macular degeneration. Additionally, by overcoming the challenges associated with current treatment paradigms for debilitating ocular diseases, Adverum aspires to transform the standard of care, preserve vision, and create a profound societal impact around the globe.

About Ixo-vec in Wet AMD

Adverum is developing ixoberogene soroparvovec (Ixo-vec, formerly referred to as ADVM-022), its clinical-stage gene therapy product candidate, for the treatment of wet AMD. Ixo-vec utilizes a proprietary vector capsid, AAV.7m8, carrying an aflibercept coding sequence under the control of a proprietary expression cassette. Unlike other ophthalmic gene therapies that require surgery to administer the gene therapy under the retina (sub-retinal approach), Ixo-vec is designed to be administered as a one-time IVT injection in the physician’s office, deliver long-term efficacy, reduce the burden of frequent anti-VEGF, optimize patient compliance, and improve vision outcomes for patients with wet AMD. In recognition of the need for new treatment options for wet AMD, FDA granted Fast Track and Regenerative Medicine Advanced Therapy (RMAT) designations for Ixo-vec for the treatment of wet AMD. Ixo-vec has also received PRIME designation from the EMA and the Innovation Passport from the United Kingdom’s Medicines and Healthcare Products Regulatory Agency for the treatment of wet AMD.

Forward-looking Statements

This press release contains forward-looking statements regarding Lilly’s proposed acquisition of Adverum, regarding prospective benefits of the proposed acquisition and Adverum’s gene editing programs for retinal disease, regarding potential contingent consideration amounts and terms, regarding the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition, regarding Adverum’s cash runway and prospects, regarding the potential availability of financing under the Promissory Note to Adverum, regarding Adverum’s product candidates and ongoing clinical and preclinical development, and regarding Lilly’s development of programs for ophthalmology and advancement of gene therapies. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, including with respect to consummating the proposed acquisition and any competing offers or acquisition proposals for Adverum, drug research, development and commercialization, Adverum’s prospects, uncertainties as to how many of Adverum’s stockholders will tender their stock in the tender offer, the effects of the proposed acquisition (or the announcement thereof) on Adverum’s stock price, relationships with key third parties or governmental entities, regulatory changes and developments, the impact of global macroeconomic conditions, including trade and other global disputes and interruptions, including related to tariffs, trade protection measures, and similar restrictions, transaction costs, risks that the proposed acquisition disrupts current plans and operations or adversely affects employee retention, potentially diverting management’s attention from Adverum’s ongoing business operations, changes in Adverum’s business during the period between announcement and closing of the proposed acquisition, and any legal proceedings that may be instituted related to the proposed acquisition. Actual results could differ materially due to various factors, risks and uncertainties. Among other things, there can be no guarantee that the proposed acquisition will be completed in the anticipated timeframe or at all, that the conditions required to complete the proposed acquisition or provide Adverum financing under the Promissory Note will be met, that any event, change or other circumstance that could give rise to the termination of the merger agreement or the Promissory Note will not occur, that Lilly will realize the expected benefits of the proposed acquisition, that product candidates will be approved on anticipated timelines or at all, that any products, if approved, will be commercially successful, that all or any of the contingent consideration will become payable on the terms described herein or at all, that Lilly’s financial results will be consistent with its expected 2025 guidance or that Lilly can reliably predict the impact of the proposed acquisition on its financial results or financial guidance. For further discussion of these and other risks and uncertainties, see Lilly’s and Adverum’s most recent Form 10-K and Form 10-Q filings with the U.S. Securities and Exchange Commission (SEC). Except as required by law, neither Lilly nor Adverum undertakes any duty to update forward-looking statements to reflect events after the date of this filing.

Additional Information about the Acquisition and Where to Find It

The tender offer for all of the outstanding shares of Adverum described in this communication has not yet commenced. This press release is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that Lilly and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. A solicitation and offer to buy outstanding shares of Adverum will only be made pursuant to the tender offer materials that Lilly and its acquisition subsidiary intend to file with the SEC. At the time the tender offer is commenced, Lilly and its acquisition subsidiary will file tender offer materials on Schedule TO, and Adverum will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES THERETO. INVESTORS AND STOCKHOLDERS OF ADVERUM ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AND EACH AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND STOCKHOLDERS OF ADVERUM SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES OF COMMON STOCK IN THE TENDER OFFER. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of Adverum at no expense to them at Lilly’s website at investor.lilly.com and (once they become available) will be mailed to the stockholders of Adverum free of charge. The information contained in, or that can be accessed through, Lilly’s website is not a part of, or incorporated by reference herein. The tender offer materials (including the Offer to Purchase and the related Letter of Transmittal), as well as the Solicitation/Recommendation Statement, will also be made available for free on the SEC’s website at www.sec.gov. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Lilly and Adverum file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read any reports, statements or other information filed by Lilly and Adverum with the SEC for free on the SEC’s website at www.sec.gov.

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